Exhibit 10.4

AMENDMENT NO. 1 TO THE

PATENT AND TECHNOLOGY LICENSE AGREEMENT

This AMENDMENT NO. 1 effective this 19th day of October, 2015 (“AMENDMENT NO. 1 EFFECTIVE DATE”), to the Patent and Technology License Agreement between the Parties dated June 21, 2010 (“ORIGINAL LICENSE”), is made by and between the BOARD OF REGENTS (“BOARD”) of THE UNIVERSITY OF TEXAS SYSTEM (“SYSTEM”), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER (hereinafter “UTMDACC”), a member institution of SYSTEM, and MOLECULIN, LLC, a limited liability company organized and existing under the laws of the state of Texas, having a principal place of business located at 1973 West Clay, Houston, Texas 77019 (“LICENSEE”). BOARD and LICENSEE may be referred to hereafter collectively as the “PARTIES.”

RECITALS

A.	BOARD and LICENSEE desire to amend the ORIGINAL LICENSE.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the PARTIES hereby agree to the following:

AMENDED TERMS

1.	Section 4.1(f) of the ORIGINAL LICENSE is deleted in its entirety and new Section 4.1(f) shall be substituted in its place, as follows:

4.1(f)	The following one-time milestone payments, regardless of whether the milestone is achieved by LICENSEE, a sublicensee or AFFILIATE:

(1)	Commencement of the first PHASE III STUDY for a LICENSED PRODUCT within the United States, Europe, China or Japan: $150,000.00;
(2)	Submission of the first NDA for a LICENSED PRODUCT within the United States: $500,000.00; and
(3)	Receipt of the first MARKETING APPROVAL of a LICENSED PRODUCT in the United States: $600,000.00.

2.	Section 4.7 of the ORIGINAL LICENSE is deleted in its entirety, and new Section 4.7 shall be substituted in its place, as follows:

4.7 All amounts payable hereunder by LICENSEE will be paid in United States funds without deductions for taxes, assessments, fees, or charges of any kind; provided, however, that if LICENSEE has used good faith, diligent efforts to seek all available exemptions from or reductions in withholding taxes to which BOARD and/or UTMDACC are entitled, then LICENSEE may deduct those withholding taxes LICENSEE is required by law to withhold from the amounts payable to UTMDACC. Payments shall be made by checks made payable to The University of Texas M. D. Anderson Cancer Center, and sent by United States mail to Box 4390, Houston, Texas 77210-4390, or by wire transfer to:

JPMorgan Chase Bank, N.A.

707 Travis

Houston, Texas 77002

SWIFT: _______________________ (for international wires only)

ABA ROUTING NO: _______________________ (for domestic wires)

ABA ROUTING NO: _______________________ (used for domestic ACH)

ACCOUNT NAME: Univ. of Texas M. D. Anderson Cancer Center Tech Commercialization

ACCOUNT NO.: _______________________

REFERENCE: include title and EFFECTIVE DATE of AGREEMENT and type of payment (e.g., license documentation fee, milestone payment, royalty [including applicable patent/application identified by MDA reference number and patent number or application serial number], or maintenance fee, etc.).

3.	Section 4.9 of the ORIGINAL LICENSE is deleted in its entirety.

4.	Section 6.1 of the ORIGINAL LICENSE is amended by inserting the following additional text at the end of Section 6.1:

Provided that (a) LICENSEE is not in breach or default of its obligations under this AGREEMENT, and (b) LICENSEE has made advance payment of anticipated patent expenses when requested by UTMDACC, then with respect to any patent application or patent under PATENT RIGHTS:

(i)        UTMDACC and LICENSEE shall confer in good faith regarding the filing of new applications, the prosecution of pending applications, and the maintenance and post-grant activities of issued patents;

(ii)        UTMDACC shall not abandon a patent application or patent under PATENT RIGHTS that is timely funded by LICENSEE so long as there is a bona fide basis, consistent with applicable laws, rules, and regulations, for continuing prosecution of the respective patent application or maintaining the respective patent, but the foregoing shall not prohibit UTMDACC from abandoning a patent application in favor of further prosecution via a related continuation or continuation in part application claiming priority to such abandoned application or from seeking reissue of a patent via a reissue proceeding for an issued patent; and

(iii)        UTMDACC shall not refuse to file a patent application under PATENT RIGHTS that is timely funded and timely requested in writing by LICENSEE so long as there is a bona fide basis, consistent with applicable laws, rules, and regulations, for such filing.

5.	Section 10.1 of the ORIGINAL LICENSE is deleted in its entirety, and new Section 10.1 is hereby substituted in its place, as follows:

10.1 LICENSEE will not use the name of (or the name of any employee of) UTMDACC, SYSTEM or BOARD in any advertising, promotional or sales literature, on its Web site, or for the purpose of raising capital without the advance express written consent of BOARD secured through:

The University of Texas

M. D. Anderson Cancer Center

Legal Services, Unit 1674

P.O. Box 301407

Houston, TX 77230-1407

Notwithstanding the above, LICENSEE may use the name of (or name of employee of) UTMDACC, SYSTEM or BOARD in routine business correspondence, or as needed in appropriate regulatory submissions without express written consent.

6.	Section 15.2 of the ORIGINAL LICENSE is deleted in its entirety, and new Section 15.2 shall be substituted in its place, as follows:

15.2 Any notice required by this AGREEMENT must be given by prepaid, first class mail, and addressed in the case of UTMDACC to:

The University of Texas M. D. Anderson Cancer Center

Office of Technology Commercialization,

Unit 1669
PO Box 301407

Houston, Texas 77230-1407
ATTENTION: Ferran Prat, J.D., Ph.D.

or in the case of LICENSEE to:

Moleculin, LLC

1973 West Clay

Houston, Texas 77019

ATTENTION: Walter V. Klemp, Executive Chairman and Managing Member

or other addresses as may be given from time to time under the terms of this notice provision.

7.	This AMENDMENT NO. 1 is an integral part of the ORIGINAL LICENSE and shall become effective as of the AMENDMENT NO. 1 EFFECTIVE DATE, and the ORIGINAL LICENSE shall be amended as set forth herein. The PARTIES acknowledge and agree that, except as set forth in this AMENDMENT NO. 1, the terms and conditions of the ORIGINAL LICENSE shall remain in full force and effect.

IN WITNESS WHEREOF, the PARTIES hereto have caused their duly authorized representatives to execute this AMENDMENT NO. 1.

BOARD OF REGENTS OF THE		MOLECULIN, LLC
UNIVERSITY OF TEXAS SYSTEM, on behalf of
THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By	/s/ Dan Fontaine	By	/s/ Walter Klemp
Dan Fontaine
	Executive VP, Administration	Printed Name:	Walter Klemp
The University of Texas
	M. D. Anderson Cancer Center	Title:	Manager Member of CEO

		Date:	10/12/15
Date:	10/19/2015

Approved as to Content:

By	/s/ Ferran Prat
Ferran Prat, J.D., Ph.D.
Vice President, Strategic Industry Ventures
M. D. Anderson Cancer Center

Date:	10/16/2015

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